Exhibit 10.1

EXECUTION VERSION

VOTING AGREEMENT

BY AND AMONG

PIONEER NATURAL RESOURCES COMPANY

PIONEER NATURAL RESOURCES USA, INC.

PNR ACQUISITION COMPANY, LLC

AND

PIONEER NATURAL RESOURCES GP LLC

PIONEER SOUTHWEST ENERGY PARTNERS L.P.

Dated as of August 9, 2013

VOTING AGREEMENT

This VOTING AGREEMENT, dated as of August 9, 2013 (this “Agreement”), is entered into by and among Pioneer Natural Resources Company, a Delaware corporation (“PNR”), Pioneer Natural Resources USA, Inc., a Delaware corporation and wholly-owned subsidiary of PNR (“PNR USA”), PNR Acquisition Company, LLC, a Delaware limited liability company and wholly-owned subsidiary of PNR (“MergerCo”), Pioneer Southwest Energy Partners L.P., a Delaware limited partnership (“MLP”), and Pioneer Natural Resources GP LLC, a Delaware limited liability company and the general partner of MLP and wholly-owned subsidiary of PNR USA (“MLP GP”).

W I T N E S S E T H:

WHEREAS, concurrently with the execution of this Agreement, the PNR Parties (as defined herein), MLP and MLP GP are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”), pursuant to which, among other things, MergerCo will merge with and into MLP (the “Merger”), with MLP as the surviving entity; and

WHEREAS, PNR USA is a limited partner of MLP and, as of the date hereof, is the holder of 18,721,200 of the MLP Common Units (as defined herein) in MLP (the “Existing Units”); and

WHEREAS, in connection with the Merger Agreement, MLP GP and MLP have requested that each of the PNR Parties enter into this Agreement and abide by the covenants and obligations with respect to the Existing Units set forth herein.

NOW THEREFORE, in consideration of the premises and the respective representations, warranties, covenants, agreements and conditions contained herein, the parties hereto agree as follows:

ARTICLE 1

GENERAL

1.1 Defined Terms. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below.

“Agreement” shall have the meaning set forth in the preamble.

“Business Day” shall have the meaning set forth in the Merger Agreement.

“Closing Date” shall have the meaning set forth in the Merger Agreement.

“Effective Time” shall have the meaning set forth in the Merger Agreement.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Existing Units” shall have the meaning set forth in the recitals.

“Governmental Authority” shall have the meaning set forth in the Merger Agreement.

“Law” shall have the meaning set forth in the Merger Agreement.

“Lien” shall have the meaning set forth in the Merger Agreement.

“Merger” shall have the meaning set forth in the recitals.

“Merger Agreement” shall have the meaning set forth in the recitals.

“MergerCo” shall have the meaning set forth in the preamble.

“MLP” shall have the meaning set forth in the preamble.

“MLP Common Units” shall have the meaning set forth in the Merger Agreement.

“MLP GP” shall have the meaning set forth in the preamble.

“MLP GP Conflicts Committee” shall have the meaning set forth in the Merger Agreement.

“MLP Limited Partners” shall have the meaning set forth in Section 2.1 of this Agreement.

“MLP Partnership Agreement” shall mean the First Amended and Restated Agreement of Limited Partnership of MLP, dated as of May 6, 2008, as amended from time to time.

“Person” shall have the meaning set forth in the Merger Agreement.

“PNR” shall have the meaning set forth in the preamble.

“PNR Parties” shall mean PNR, PNR USA and MergerCo.

“PNR USA” shall have the meaning set forth in the preamble.

“Proxy Statement/Prospectus” shall have the meaning set forth in the Merger Agreement.

“Subsidiary” shall have the meaning ascribed to such term in Rule 1-02 of Regulation S-X under the Securities Act of 1933, as amended, except that, for purposes of this Agreement, in the case of PNR, MLP GP and MLP and their respective Subsidiaries shall not be deemed to be Subsidiaries of PNR (unless otherwise specifically provided in this Agreement).

“Transfer” shall mean, directly or indirectly, to sell, transfer, assign, pledge, distribute, encumber, grant a participation in, gift-over, hypothecate or otherwise dispose of (by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by interspousal disposition pursuant to domestic relations proceeding, by liquidation, by dissolution, by dividend, by distribution, by operation of Law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, distribution, encumbrance, grant, gift, hypothecation or other disposition of.

ARTICLE 2

VOTING

2.1 Agreement to Vote Existing Units. Each of the PNR Parties hereby irrevocably and unconditionally agrees that during the term of this Agreement, at any meeting of the Limited Partners (as defined in the MLP Partnership Agreement, such Limited Partners being herein referred to as the “MLP Limited Partners”), however called, including any adjournment or postponement thereof, and in connection with any written consent of the MLP Limited Partners, it shall, to the fullest extent that the Existing Units are entitled to vote thereon or consent thereto:

(a) appear at each such meeting, in person or by proxy, or otherwise cause its Existing Units to be counted as present thereat for purposes of calculating a quorum; and

(b) vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent covering, all of the Existing Units (i) in favor of the adoption of the Merger Agreement, any transactions contemplated by the Merger Agreement and any other action reasonably requested by MLP or MLP GP or required in furtherance thereof submitted for the vote or written consent of the MLP Limited Partners; (ii) against any action, agreement or transaction that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of MLP or MLP GP or any of their Subsidiaries contained in the Merger Agreement; and (iii) against any action, agreement or transaction that would impede, interfere with, delay, postpone, discourage, prevent, nullify, frustrate the purposes of, be in opposition to or in competition or inconsistent with, or materially and adversely affect, the Merger or any of the transactions contemplated by the Merger Agreement.

2.2 No Inconsistent Agreements. Each of the PNR Parties hereby represents, covenants and agrees that, except for this Agreement, it (a) has not entered into, and, during the term of this Agreement will not enter into, any voting agreement or voting trust with respect to its Existing Units, (b) has not granted, and shall not grant at any time while this Agreement remains in effect, a proxy, consent or power of attorney with respect to its Existing Units (except pursuant to Section 2.1) and (c) has not taken, and during the term of this Agreement will not knowingly take, any action that would make any representation or warranty of such PNR Party contained herein untrue or incorrect in any material respect or have the effect of preventing or disabling such PNR Party from performing any of its obligations under this Agreement.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the PNR Parties. Each of the PNR Parties (except to the extent otherwise provided herein) hereby represents and warrants to MLP and MLP GP as follows:

(a) Organization; Authorization; Validity of Agreement; Necessary Action. Each of the PNR Parties has the requisite corporate or limited liability company power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement and the transactions contemplated hereby have been authorized by all necessary corporate or limited liability company action by the PNR Parties. This Agreement has been duly executed and delivered by each PNR Party and constitutes a valid and binding agreement of each PNR Party (assuming the due execution and delivery of this Agreement by, or on behalf of, MLP and MLP GP), enforceable against each such PNR Party in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law)).

(b) Ownership. All of the Existing Units from the date hereof through and on the Closing Date will be held solely by PNR USA. PNR USA has and will have at all times through the Closing Date sole voting power (including the right to control such vote as contemplated herein), sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article 2 hereof, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Existing Units at all times through the Closing Date.

(c) No Violation. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by the PNR Parties do not and will not (1) except as could not reasonably be expected, either individually or in the aggregate, to materially impair the ability of such PNR Party to perform fully its obligations under this Agreement or to consummate the transactions contemplated by this Agreement on a timely basis, (x) constitute a breach or violation of, or result in a default (or an event that, with notice or lapse of time or both, would become a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, any note, bond, mortgage, indenture, deed of trust, license, franchise, lease, contract, agreement, joint venture or other instrument or obligation to which such PNR Party or any of their respective Subsidiaries is a party or by which such PNR Party or any of their respective Subsidiaries or any of their respective or properties is subject or bound, (y) contravene or conflict with or constitute a material violation of any provision of any Law binding upon or applicable to the PNR Parties or any of their respective Subsidiaries or (z) result in the creation of any Lien on any of the assets of the PNR Parties or their respective Subsidiaries’ assets or (2) constitute a breach or violation of, or a default under, such PNR Party’s organizational documents.

(d) Consents and Approvals. No consents or approvals of, or filings or registrations with, any Governmental Authority are necessary in connection with (i) the execution and delivery by the PNR Parties of this Agreement or (ii) the consummation by the PNR Parties of the transactions contemplated by this Agreement, except for any reports under Section 13(d) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby.

(e) Reliance by MLP. Each of the PNR Parties understands and acknowledges that MLP and MLP GP are entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement and the representations, warranties, covenants and obligations of such PNR Party contained herein.

3.2 Representations and Warranties of MLP and MLP GP. Each of MLP and MLP GP hereby represents and warrants to each of the PNR Parties that the execution and delivery of this Agreement by MLP and MLP GP, respectively, and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of MLP, and MLP GP for itself and on behalf of MLP.

ARTICLE 4

OTHER COVENANTS

4.1 Prohibition on Transfers, Other Actions. Each of the PNR Parties hereby agrees not to (a) Transfer any of the Existing Units; (b) enter into any agreement, arrangement or understanding, or take any other action, that violates or conflicts with or would reasonably be expected to violate or conflict with, or result in or give rise to a violation of or conflict with, such PNR Party’s representations, warranties, covenants and obligations under this Agreement; or (c) take any action that could restrict or otherwise affect such PNR Party’s legal power, authority and right to comply with and perform its covenants and obligations under this Agreement; provided, the foregoing shall not include or prohibit Transfers resulting from pledges or security interests (or the foreclosure thereof) relating to existing or future bona fide loans that do not affect such PNR Party’s legal power, authority and right to comply with and perform its covenants and obligations under this Agreement. Any Transfer in violation of this provision shall be void ab initio.

4.2 Unit Splits and Unit Distributions. In the event of a unit split, unit distribution or any change in the MLP Common Units by reason of any split-up, reverse unit split, recapitalization, combination, reclassification, exchange of units or the like, the term “Existing Units” shall be deemed to refer to an include such MLP Common Units as well as all such distributions and any securities of MLP into which or for which any or all of such MLP Common Units may be changed or exchanged or which are received in such transaction.

4.3 Further Assurances. From time to time, at MLP’s request and without further consideration, each of the PNR Parties shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or advisable to effect the actions and consummate the transactions contemplated by this Agreement.

ARTICLE 5

MISCELLANEOUS

5.1 Termination. This Agreement shall remain in effect until the earliest to occur of (a) the Effective Time, (b) the termination of the Merger Agreement in accordance with its terms (including after any extension thereof) and (c) the mutual written agreement of each of the PNR Parties, MLP and MLP GP to terminate this Agreement. After the occurrence of such applicable event, this Agreement shall automatically terminate without any notice or further action from the parties hereto and be of no further force or effect; provided, however, that if the Effective Time occurs or if this Agreement is terminated prior to the Effective Time, the agreements of the parties in Article 5 shall survive. Nothing in this Section 5.1 and no termination of this Agreement shall relieve or otherwise limit any party of liability for any breach of this Agreement occurring prior to such termination.

5.2 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in MLP any direct or indirect ownership or incidence of ownership of or with respect to any Existing Units. All rights, ownership and economic benefit relating to the Existing Units shall remain vested in and belong to PNR USA, and MLP shall have no authority to direct the PNR Parties in the voting or disposition of any of the Existing Units, except as otherwise provided herein.

5.3 Publicity. Each of the PNR Parties hereby permits MLP and MLP GP to include and disclose, in the Proxy Statement/Prospectus and in such other schedules, certificates, applications, agreements or documents as such entities reasonably determine to be necessary or appropriate in connection with the consummation of the Merger and the transactions contemplated by the Merger Agreement, such PNR Party’s identity, PNR USA’s ownership of the Existing Units and the nature of such PNR Party’s commitments, arrangements and understandings pursuant to this Agreement.

5.4 Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the Laws of the State of Delaware (except to the extent that mandatory provisions of federal Law govern), without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Delaware.

5.5 Notices. All notices, requests, demands and other communications required or permitted to be given or made hereunder to a party shall be in writing and shall be deemed to have been duly given if personally delivered, faxed (with confirmation of receipt) or mailed by registered or certified mail (return receipt requested) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

If to PNR, PNR USA, or MergerCo to:

Pioneer Natural Resources Company

5205 N. O’Connor Blvd., Suite 200

Irving, Texas 75039-3746

Attention: Mark Berg, Executive Vice President and General Counsel

Fax: (972) 969-3552

With copies to (which shall not constitute notice):

Vinson & Elkins LLP

2001 Ross Avenue, Suite 3700

Dallas, Texas 75201-2975

Attention: Michael D. Wortley

Fax: (214) 999-7732

If to MLP or MLP GP, to:

Pioneer Natural Resources GP LLC

5205 N. O’Connor Blvd., Suite 200

Irving, Texas 75039-3746

Attn: Arthur L. Smith, Chairman of the MLP GP Conflicts Committee

Fax: (713) 961-3027

With copies to (which shall not constitute notice):

Andrews Kurth LLP

600 Travis, Suite 4200

Houston, Texas 77002

Attention: G. Michael O’Leary

Fax: (713) 238-7130

Notices shall be deemed to have been received (a) on the date of receipt if (i) delivered by hand or overnight courier service or (ii) upon receipt of an appropriate electronic answerback or confirmation when so delivered by fax (to such number specified above or another number or numbers as such Person may subsequently designate by notice given hereunder) or (b) on the date three Business Days after dispatch by certified or registered mail.

5.6 Interpretation. A reference to an Article or Section means an Article of or a Section in this Agreement unless otherwise expressly stated. Unless the context requires otherwise, the words “this Agreement,” “hereof,” “hereunder,” “herein,” “hereby” or words of similar import refer to this Agreement as a whole and not to a particular Article, Section, subsection, clause or other subdivision hereof. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” Whenever the context requires, the words used herein include the masculine, feminine and neuter gender, and the singular and the plural. A reference to any legislation or to any provision of any legislation shall include any amendment thereof, any modification or re-enactment thereof, any legislative provision substituted therefor and all regulations and statutory instruments issued thereunder or pursuant thereto. References to “this Agreement” or any other agreement or document shall be construed as a reference to such agreement or document, including any annexes, exhibits, appendices and schedules thereto, as amended, amended and restated, modified or supplemented and in effect from time to time and shall include a reference to any document which amends, modifies or supplements it. References to a Person or person shall be construed as a reference to such Person or person and its successors and permitted assigns. The headings contained in this Agreement are for reference purposes only and are not part of this Agreement. It is the intention of the parties that every covenant, term and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any party (notwithstanding any rule of law requiring an agreement to be strictly construed against the drafting party), it being understood that the parties to this Agreement are sophisticated and have had adequate opportunity and means to retain counsel to represent their interests and to otherwise negotiate the provisions of this Agreement.

5.7 Entire Understanding; No Third-Party Beneficiaries. This Agreement (including the documents referred to or listed herein) represents the entire understanding of the parties hereto with reference to the subject matter hereof and the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made. Nothing in this Agreement, expressed or implied, is intended to confer upon any Person, other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

5.8 Successors and Assigns. Neither this Agreement nor any of the rights or obligations of any party under this Agreement shall be assigned, in whole or in part (by operation of Law or otherwise), by any party without the prior written consent of the other parties hereto. Any assignment in violation of this provision shall be void ab initio. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. A sale of substantially all of the assets of any PNR Party to a third party, a merger, consolidation or similar transaction involving any PNR Party or an issuance of the capital stock by, or sale of capital stock of, any PNR Party shall not constitute an assignment of this Agreement.

5.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one Agreement. Delivery of an executed signature page of this Agreement by facsimile or other customary means of electronic transmission (e.g., “pdf”) shall be effective as delivery of a manually executed counterpart hereof.

5.10 Severability. Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective only to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

5.11 Jurisdiction. The parties hereto agree that to the fullest extent permitted by law, any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal court located in the State of Delaware or the Delaware Court of Chancery, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum, or that this Agreement, or the subject matter hereof, may not be enforced in or by any such court. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that to the fullest extent permitted by Law, service of process on such party as provided in Section 5.5 shall be deemed effective service of process on such party for matters between the parties hereto.

5.12 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

5.13 No Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against, the entities that are expressly identified as parties hereto, and no past, present or future affiliate, director, officer, employee, incorporator, member, manager, partner, stockholder, agent, attorney or representative of any party hereto shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby.

5.14 Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and, accordingly, the parties shall, to the fullest extent permitted by Law, be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of Delaware or in the Delaware Court of Chancery, in addition to any other remedy to which they are entitled at law or in equity

5.15 Amendment; Waiver. This Agreement may not be amended except by an instrument in writing signed by each of the PNR Parties, MLP and MLP GP. Subject to Section 5.16 hereof, each party may waive any right of such party hereunder by an instrument in writing signed by such party and delivered to the other parties hereto. No course of conduct shall constitute a waiver of any of the terms and conditions of this Agreement, unless such waiver is specified in writing, and then only to the extent so specified. A waiver of any of the terms and conditions of this Agreement on one occasion shall not constitute a waiver of the other terms of this Agreement, or of such terms and conditions on any other occasion.

5.16 Action by MLP. No waiver, consent or other action by or on behalf of MLP pursuant to or as contemplated by this Agreement shall have any effect unless such waiver, consent or other action is expressly approved by the MLP GP Conflicts Committee.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first written above.

PIONEER NATURAL RESOURCES COMPANY

By:	/s/ Mark S. Berg
Name:	Mark S. Berg
Title:	Executive Vice President and General Counsel

PIONEER NATURAL RESOURCES USA, INC.

By:	/s/ Mark S. Berg
Name:	Mark S. Berg
Title:	Executive Vice President and General Counsel

PNR ACQUISITION COMPANY, LLC

By:	/s/ Mark S. Berg
Name:	Mark S. Berg
Title:	Executive Vice President and General Counsel

PIONEER SOUTHWEST ENERGY PARTNERS L.P.

By:	PIONEER NATURAL RESOURCES GP
LLC, its general partner

By:	/s/ Richard P. Dealy
Name:	Richard P. Dealy
Title:	Executive Vice President and
Chief Financial Officer

PIONEER NATURAL RESOURCES GP LLC

By:	/s/ Richard P. Dealy
Name:	Richard P. Dealy
Title:	Executive Vice President and
Chief Financial Officer

[Signature Page to Voting Agreement]